Exhibit 99.1

May 28, 2021

ALLIED SECURITY INNOVATIONS, INC.

225 S Lake Ave, Suite 300

Pasadena, CA 91101

OBJECT: RESIGNATION AS OFFICER/DIRECTOR

To the Board of Directors:

Due to the recent sale of the controlling interest in the Company I will be resigning from my position as the sole officer and director effective immediately.

Rest assured that if requested by the Company, I will do the necessary to ensure a smooth transition with the person who will be replacing me as CEO or CFO

Yours very truly,

/s/ Miro Zecevic

Miro Zecevic

Former CEO